EXHIBIT 99.1



                         CERTIFICATION UNDER SECTION 906
                                     OF THE
                           SARBANES-OXLEY ACT OF 2002


In connection with the annual report on Form 10-K of Unico American Corporation (the "Company") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission as of the date hereof (the "Report"), I, Erwin Cheldin, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                  /s/ Erwin Cheldin
                  -----------------
           Name:  Erwin Cheldin
           Title: Chairman of the Board, President and Chief Executive Officer
           Date:  March 31, 2003



This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Unico American Corporation and will be retained by Unico American Corporation and furnished to the Securities and Exchange Commission or its staff upon request.